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                                                               Exhibit 3.1

                     MATTHEWS INTERNATIONAL CORPORATION

                              RESTATED BY-LAWS


                                 ARTICLE I
                                  General

Section 1.01. Seal. The Company shall have a corporate seal which shall consist of circle with the words, MATTHEWS INTERNATIONAL CORPORATION around the outer part thereof and the words, "Corporate Seal, 1902" therein.

Section 1.02. Fiscal Year. The fiscal year of the Company shall end on the 30th day of September.

Section 1.03. Financial Resorts to Shareholders. The Board of Directors shall have discretion to determine whether and when financial reports shall be sent to shareholders, what any such reports contain, and whether such reports shall be audited and accompanied by the report of an independent or certified public accountant.


                                 ARTICLE II
                                  Meetings

Section 2.01. Time and Place of Annual Meeting. The annual meeting of the shareholders shall be held at such time as shall be designated by the Board of Directors, at the principal office of the Company or at such other place, within or without the Commonwealth of Pennsylvania, as shall be designated by the Board of Directors.

Section 2.02. Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors, or the President, or the Board of Directors, or upon written notice to the Secretary of the Company by persons who hold of record not less than 20% of the shares entitled to be voted upon any proposal to be considered at such meeting. Subject to
Section 2.03, each such special meeting shall be held on the date designated in the call of such meeting, or, if no such date is so designated, on such date as may be fixed by the Board of Directors, or, if no such date shall be so fixed, on the 20th business day following the date of such call.

Section 2.03. Notice of Meetings. Written notice of every meeting of the shareholders shall be given by, or at the direction of, the person or persons entitled to call the meeting, at least five days prior to the date fixed for the meeting and at least 14 days prior to the date fixed for any meeting at which Directors are to be elected. Such notice either personally or by sending a copy thereof through the mail or by telegram, charges prepaid, to each shareholder at his address appearing on the books of the Company or supplied by him to the Company for the purpose of notice. Such notice shall specify the place, day, and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted. No notice of an adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.


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Section 2.04.  Waiver of Notice.  A waiver of notice in waling signed by the shareholders or Directors entitled to such notice, whether before or after the time of the meeting stated therein, shall be deemed equivalent to the giving of such notice. Except as required by law, neither the business to be transacted nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section 2.05. Quorum. The presence in person or by proxy of the holders of record of a majority of the shares entitled to be voted upon any proposal to be considered at the meeting shall constitute a quorum. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine but, in the case of any meeting called for the election of Directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing Erectors.

Section 2.06. Presiding Officers. The Chairman of the Board, or in his absence the President, shall preside, and the Secretary shall take the minutes, at all meetings of the shareholders. In the absence of the Chairman of the Board and the President, the presiding Officer shall be designated by the Board of Directors or if not so designated selected by the shareholders present; and if the Secretary is unable to take the minutes of the meeting, the presiding Officer shall designate any other person to do so.

Section 2.07. Voting Power. Except as otherwise provided by law or in the Articles or in the By laws, any proposal duly made at a meeting of the shareholders shall be adopted only upon the affirmative vote, in person or by proxy, of the holders of record of majority of the shares represented at the meeting and entitled to be voted on such proposal.

Section 2.08. Non Personal Attendance. One or more Directors or shareholders may participate in a meeting of the Board, a Committee of the Board, or of the shareholders through communications equipment by means of which all persons participating in such meeting may hear each other.

Section 2.09.  Notice of Shareholder Business.

(a)  Annual Meetings of Shareholders.
(1) The proposal of business to be considered by the shareholders at an annual meeting of shareholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (including by a Committee appointed by the Board of Directors), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (including by a Committee appointed by the Board of Directors), or
(c) otherwise properly brought before the meeting by a shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this Section 2.09(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.09(a).

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(2)  For business to be properly brought before an annual meeting by a shareholder pursuant to paragraph (a)(1) of this Section 2.09, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must be a proper matter for shareholder action. To be timely, a shareholder's written notice of such business shall be received by Secretary at the principal executive offices of the Company not later than the close of business on the 75th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 75th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (b) a representation that the shareholder intends to appear in person or by proxy at the meeting to raise the proposal specified in the notice; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company's notice of meeting.

(c) General.
(1) Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.09. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section
2.09 and, if any proposed business is not in compliance with this Section 2.09, to declare that such defective proposal or nomination shall be disregarded.
(2) For purposes of this Section 2.09, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.
(3) Notwithstanding the foregoing provisions of this Section 2.09, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.09. Nothing in this Section 2.09 shall be deemed to affect any rights of (i) shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) the holders of any series of Preferred Stock to elect directors under specified circumstances.



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                                 ARTICLE III
                                  Directors

Section 3.01. Number and nomination (of Directors). The business and affairs of the Company shall be managed by its Board of Directors, the members of which need not be residents of the Commonwealth of Pennsylvania The number and nomination of Directors shall be as set forth in Article SIXTH (or any successor article thereto) of the Articles of the Company. No one shall be eligible for nomination as a Director for any term during which, or before which, he will attain 70 years of age.

Section 3.02. Election, Term and Vacancy. The election and term of office of Directors shall be as set forth in Article SIXTH (or any successor article thereto) of the Articles of the Company. Except as otherwise required by law, vacancies on the Board of Directors including vacancies resulting from an increase in the number of Directors shall be filled by unanimous vote of the remaining Board.

Section 3.03. Compensation of Directors. Directors shall receive such compensation for their services as Directors as the Board may from time to time determine; provided that nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

Section 3.04. Regular Meetings; Chairman. The Board of Directors shall, without written notice, hold an annual meeting and other regular meetings at such times and places as the Board may determine from time to time. The Board shall elect one of its members Chairman of the Board, and such Chairman shall preside at all meetings of the shareholders and of the Board of Directors at which he is present.

Section 3.05. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Board itself by vote at a meeting, or by the Chairman of the Board, the President or by any two Directors, to be held at such place and day and hour and for such purposes as shall be specified by the person or persons calling the meeting. Notice of every such special meeting, stating the place, day and hour thereof and the general nature of the business to be transacted thereat, shall be given to all Directors by, or at the direction of, the person or persons calling the meeting at least one day prior to the day named for the meeting.

Section 3.06. Quorum. A majority of the full Board of Directors shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors. Unless otherwise required by law or by the Articles of the Company, resolutions of the Board of Directors shall be adopted, and any action of the Board at a meeting upon any matter shall be taken and be valid, with the affirmative vote of at least a majority of the Directors present at a meeting duly convened, provided that if all the Directors shall severally or collectively consent in writing to any action to be taken by the Company, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors.

Section 3.07. Presumption of Assent. Minutes of each meeting of the Board of Directors shall be made available to each Director at or before the next succeeding regular meeting. Every Director shall be presumed to have assented to such minutes unless his written objection thereto shall be made to the Secretary within seven business days after receipt thereof in draft form.


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Section 3.08.  Resignation.  Any Director may resign by submitting his resignation to the Chairman of the Board or the President. Unless otherwise specified, any such resignation shall be effective immediately upon its receipt by such Officer.

Section 3.09. Executive Committee. The Board of Directors shall have authority to appoint an Executive Committee consisting of not more than five Directors, which committee shall, during intervals between meetings of the Board of Directors, have and exercise all the authority of the Board of Directors in the management of the business of the Company except as specially limited by the Board of Directors.

Section 3.10. Other Committees. The Board of Directors may from time to time appoint from its own number a Compensation Committee and such standing or other committees as it may deem in the best interests of the Company and may invest such committees with such powers as the Board of Directors deems appropriate.


                                  ARTICLE IV
                                   Officers

Section 4.01. Election of Officers. At the annual meeting of the Board of Directors following the annual meeting of shareholders, the Board of Directors shall elect such Officers and assistant Officers as the Board of Directors may deem appropriate. The Board of Directors may also elect, from time to time, such other Officers as it deems appropriate. The Board of Directors shall have power to define the cubes of all Officers and assistant Officers, may at any time in its discretion remove any Officer or assistant Officer appointed by it, and shall have power at any time to fill any vacancies in any office occurring for whatever reason. Unless sooner removed by the Board of Directors, all Officers shall hold office until their successors are elected, or until resignation or death, whichever is earlier. The Compensation Committee of the Board of Directors shall fix the compensation of all principal Officers.

Section 4.02. President. The President shall have all powers and perform all duties as from time to time may be prescribed by the Board of Directors. In the absence of the Chairman of the Board of Directors, the President shall preside at meetings of the shareholders and of the Board of Directors. Such Officers as shall be designated from time to time by the Board of Directors shall report to the President.

Section 4.03. Vice Presidents. Vice Presidents shall perform such duties as may be assigned to them from time to time by the Board of Directors, or by the President.

Section 4.04. Secretary. The Secretary shall attend the meetings of the shareholders and of the Board of Directors and keep minutes thereof in suitable books. Unless some other person is designated to give such notice, the Secretary shall send out notices of all meetings of shareholders and of the Board of Directors which may be called in accordance with the provisions of law and the provisions of these By-laws. He shall perform all the usual duties incident to the office of Secretary.

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Section 4.05.  Treasurer.  The Treasurer or his designee shall receive, and the
Treasurer shall be responsible for, all money paid to the Company and keep, or cause to be kept, accurate accounts of all money received or payments made in books kept for that purpose. He or his designees shall deposit all money received in the name and to the credit of the Company in such bank or other place or places of deposit as the Board of Directors shall designate. He shall be responsible for the proper disbursement of the Company funds. He shall perform all the usual duties incident to the office of Treasurer.

Section 4.06. Controller. The Controller shall direct the accounting activities of the Company, including financial reporting, provision of necessary procedures to provide accounting controls and services, and coordination of accounting and tax policies with Divisional Operating personnel, together with such duties as may be assigned from time to time by the Board of Directors or by the President.

Section 4.07.  Assistant Officers.   Each assistant Officer shall perform such
duties as may be delegated to him by the Officer to whom he is an assistant, and in the absence or disability of such Officer may perform the duties of such Officer's office. Each assistant Officer shall perform such other duties as may be assigned to him by the Board of Directors.

Section 4.08. Delegation of Duties. In case of the absence of any Officer of the Company, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being the power and duties, or any of them, of such Officer to any other Officer or Director or other person whom they may select.


                                  ARTICLE V
                           Execution of Documents

Section 5.01. Notes, Checks, etc. All properly authorized notes, bonds, drafts, acceptances, checks, endorsements (other than for deposit), guarantees and all evidences of indebtedness of the Company whatsoever require two signatures and shall be signed by such Officers or agents of the Company, subject to such requirements as to countersignatures or other conditions, as the Board of Directors from time to time may determine. Facsimile signatures on checks may be used if authorized by the Board of Directors.

Section 5.02.  Execution of Instruments Generally.  Except as provided in
Section 5.01 all deeds, mortgages, contracts (except contracts in the normal course of business), and other instruments requiring execution of the Company may be executed and delivered by any Officer of the Company or by any such other person as may be authorized by the Board of Directors.


                                  ARTICLE VI

Section 6.01.  Personal Liability of Directors.

(a) To the fullest extent the laws of the Commonwealth of Pennsylvania permit elimination or limitation of the liability of Directors, no Director of the Company shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a Director.

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(b)  This Section 6.01 shall apply to any breach of performance of duty or any failure of performance of duty by any Director of the Company occurring after January 27, 1987. The provisions of this Section shall be deemed to be a contract with each Director of the Company who serves as such at any time while this Section is in effect and each such Director shall be deemed to be so serving in reliance on the provisions of this Section. Any amendment or repeal of this Section or adoption of any other By-law or provision of the Articles of the Company which has the effect of increasing Director liability shall operate prospectively only and shall not have any effect with respect to any action taken, or any failure to act, by a Director prior to such amendment, repeal or adoption.

Section 6.02.  Indemnification of Directors, Officers and Others.
(a) Right to Indemnification. Except as prohibited by law, every Director and Officer of the Company shall be entitled as of right to be indemnified by the Company against expenses and any liabilities paid or incurred by such person in connection with any actual or threatened claim, action, suit, or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, in which he or she may be involved in any manner, as a party, witness or otherwise, or is threatened to be made so involved, by reason of such person being or having been a Director or Officer of the Company or of a subsidiary of the Company or by reason of the fact that such person is or was serving at the request of the Company as a Director, Officer, employee, fiduciary or other representative of another Company, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as Factions); provided, that no such right of indemnification shall exist with respect to an Action initiated by an indemnitee (as hereinafter defined) against the Company (an Indemnitee Actions); except as provided in the last sentence of this Subsection (a) Persons who are not Directors or Officers of the Company may be similarly indemnified in respect of service to the Company or to another such entity at the request of the Company to the extent the Board of Directors at any time designates any of such persons as entitled to the benefits of this Article. As used in this Section 6.02, an indemnitee shall include each Director and Officer of the Company and each other person designated by the Board of Directors as entitled to the benefits of this
Section 6.02, expenses shall mean all expenses actually and reasonably incurred, including fees and expenses of counsel selected by an indemnitee, and Liabilities shall mean amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement. An indemnitee shall be entitled to be indemnified pursuant to this Subsection (a) for expenses incurred in connection with any Indemnitee Action only (i) if the indemnitee is successful, as provided in Subsection (c) of this Section 6.02, (ii) if the indemnitee is successful in whole or in part in another Indemnitee Action for which expenses are claimed or (iii) if the indemnification for expenses is included in a settlement of, or is awarded by a court in, such other Indemnitee Action.

(b) Right to Advancement of Expenses. Every indemnitee shall be entitled as of right to have his or her expenses in defending any Action, or in initiating and pursuing any Indemnitee Action for indemnity or advancement of expenses under Subsection (c) of this Section 6.02, paid in advance by the Company prior to final disposition of such Action or Indemnitee Action, provided that the Company receives a written undertaking by or on behalf of the indemnitee to repay the amount advanced it if it should ultimately be determined that the indemnitee is not entitled to be indemnified for such expenses.


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(c)  Right of Indemnitee to Initiate Action.  If a written claim under
Subsection (a) or Subsection (b) of this Section 6.02 is not paid in full by the Company within 30 days after such claim has been received by the Company, the indemnitee may at any time thereafter initiate an Indemnitee Action the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of prosecuting such Indemnitee Action. The only defense to an Indemnitee Action to recover on a claim for indemnification under Subsection (a) of this Section 6.02 shall be that the indemnitee's conduct was such that under Pennsylvania law the Company is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company. The only defense to an Indemnitee Action to recover a claim for advancement of expenses under Subsection (b) of this Section 6.02 shall be the indemnitee's failure to provide the undertaking required by Subsection (b) of this Section 6.02.

(d) Insurance and Funding. The Company may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the Company would have the power to indemnify such person against such liability or expense by law or under the provisions of this
Section 6.02. The Company may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

(e) Non-Exclusivity; Nature and Extent of Rights. The rights to indemnification and advancement of expenses provided for in this Section 6.02 shall (i) not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement or by law, charter provision, vote of shareholders or Directors or otherwise,
(ii) be deemed to create contractual rights in favor of each indemnitee who serves the Company at any time while this Section 6.02 is in effect (and each such indemnitee shall be deemed to be so serving in reliance on the provisions of this Section), and (iii) continue as to each indemnitee who has ceased to have the status pursuant to which he or she was entitled or was designated as entitled to indemnification under this Section and shall inure to the benefit of the heirs and legal representatives of each indemnitee. Any amendment or repeal of this Section 6.02 or adoption of any other By-law or provision of the Articles of the Company which limits in any way the right to indemnification or the right to advancement of expenses provided for in this Section 6.02 shall operate prospectively only and shall not affect any action taken, or failure to act, by an indemnitee prior to the adoption of such amendment, repeal, By-law or other provision.

(f) Partial Indemnity. If an indemnitee is entitled under any provision of this Section 6.02 to indemnification by the Company for some or a portion of the expenses or liabilities paid or incurred by the indemnitee in the preparation, investigation, defense, appeal or settlement of any Action or Indemnitee Action but not, however, for the total amount thereof, the Company shall indemnify the indemnitee for the portion of such expenses or liabilities to which the indemnitee is entitled.

(g) Applicability of Section. This Section 6.02 shall apply to every Action, except that it shall not apply to the extent that Pennsylvania law does not permit its application to any breach of performance of duty or any failure of performance of duty by an indemnitee occurring prior to January 27, 1987.


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                                 ARTICLE VII
                       Share Certificates and Transfers

Section 7.01. Share Certificates. Share Certificates of the Company shall be in such form as the Board of Directors may from time to time determine. Every share certificate shall be signed by the Chairman of the Board, Chief Executive Officer, President, or a Vice President, or by any other Officer designated by the Board of Directors, and shall be countersigned by the Secretary and sealed with the Corporate Seal. The Corporate Seal may be a facsimile, engraved or printed, and where the share certificate is manually signed by a Corporate Officer, a transfer agent or a registrar the signature of any Corporate Officer upon such certificate may be a facsimile, engraved or printed.

Section 7.02. Transfer of Shares. The shares of the capital stock of the Company shall, upon the surrender for cancellation of the certificate or certificates representing the same, properly endorsed, be transferred upon the books of the Company at the request of the holder thereof named in the surrendered certificate or certificates in person or by his legal representative or his attorney duly authorized by a written power of attorney filed with the Company.

Section 7.03. Loss, Destruction or Mutilation of Share Certificate. In case of loss, destruction or mutilation of a share certificate, another may be issued in lieu thereof upon such terms and conditions as the Board of Directors may from time to time determine.

Section 7.04. Regulations Relating to Shares. The Board of Directors shall have power and authority to make such rules and regulations not inconsistent with these By-laws as it may deem expedient concerning the issue, transfer and registration of share certificates.

Section 7.05. Holder of Record. The Company shall be entitled to treat the holder of record of any share or shares of stock of the Company as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or right, title, or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7.06. Non-applicability of Statute. Section 910 of the Pennsylvania Business Corporation Law (pertaining to control transactions) shall not be applicable to the Company. (This By-law provision was adopted by action of the Board of Directors on March 9, 1984 and restated on May 20, 1988, and may not be rescinded except by an amendment to the Articles of Incorporation.)

Section 7.07. Non-Applicability of Statute. Section 911 of the Pennsylvania Business Corporation Law (pertaining to certain business combinations) shall not be applicable to the Company. (This By-law provision was adopted by action of the Board of Directors effective May 20, 1988.)

Section 7.08. Non-Applicability of Statute. Subchapter G, Subchapter H, Subchapter I and Subchapter J of Chapter 25 of the Pennsylvania Business Corporation Law (pertaining to control share transactions) shall not be applicable to the Company. (This By-law provision was adopted by action of the Board of Directors effective May 18, 1990.)

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                                ARTICLE VIII

Section 8.01. Profit Distribution to Employees. The Board of Directors is hereby authorized to determine from time to time, and at its sole and complete discretion, whether and to what extent bonuses or profit distributions should be paid to Officers, department heads or any other employees of the Company.
In making such determination, the Board of Directors or its designee shall have full power and authority, in its sole and complete discretion, to determine the recipients, the basis, the amount and the nature (whether in cash, stock or otherwise) of any such bonus or profit distribution; provided, however, no such bonus or profit distribution shall be made at any time unless, after giving effect thereto, and after all expenses, taxes and contingent liabilities are provided for, there shall be remaining out of the Company's current year's Consolidated Net Income an amount equal to or greater than 6% of the Invested Capital of the Company at the date of any such determination. For the purposes of this Section, the terms Consolidated Net Incomes and invested Capitals shall be determined in accordance with sound accounting principles. To be eligible for consideration for a profit sharing distribution, an employee must have completed at least three months of service with the Company at the close of the period for which profit sharing is being paid. In those locations where a labor agreement provides for the discontinuance or omission of the Profit Sharing Plan, bargaining unit employees will not be eligible for profit sharing distribution.


                                  ARTICLE IX

Section 9.01. Amendments. These By-laws may be altered or amended by the Board of Directors or the shareholders at any annual, regular or special meeting duly convened after notice of the specific Sections to be altered or amended